Management Agreement

This Management Agreement (this “Agreement”), dated October 12, 2017 (“Effective Date”), is entered into between MGT Capital Investments, Inc., a Delaware corporation (“Provider”), and ______ LLC, a Delaware limited liability company (“User”, and together with Provider, the “Parties”, and each, a “Party”).

WHEREAS, Provider is in the business of, among other things, mining bitcoins and providing services to manage and operate bitcoin mining business on behalf of the owners of bitcoin mining hardware;

WHEREAS, User was formed for the sole purpose of mining bitcoins with the Provider and/or one of Provider’s operating subsidiaries as its exclusive manager of its bitcoin mining business, as described in greater detail herein;

WHEREAS, based on Provider’s recommendation, User intends to purchase 1,080 Bitmain Antminer S9 mining computers together with customized power supplies and freight (the “Bitcoin Hardware”) subject to adjustments as Provider sees fit and suitable, for an aggregate price of $_____, inclusive of duties and installation expenses, payable to the seller of the Bitcoin Hardware;

WHEREAS, User desires to engage Provider to mine bitcoins and service and maintain the Bitcoin Hardware on its behalf and in return share profits with, and pay the operating fees to, Provider as specified below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Services.

(a) Services. Beginning on the date of delivery of the Bitcoin Hardware to the location(s) as designated by Provider, User engages Provider to provide the Services (as defined below) and Provider agrees to provide the Services to User. For purposes of this Agreement, “Services” shall include selecting, acquiring, installing, hosting, maintaining and repairing the Bitcoin Hardware, providing the computer programs, networking interconnectivity, electricity and associated facilities and staffing necessary to mine bitcoins. User is undertaking the task of bitcoin mining on User’s own behalf only, at User’s own risk and for User’s own benefits. Provider, if required by User, will contract to guarantee the supply of electricity necessary for the Bitcoin Hardware to function for one year from the date of delivery of the Bitcoin Hardware.

(b) Initial Payments. Upon User’s execution of a purchase order or bill of sale to purchase the Bitcoin Hardware, User shall i) make a payment to Provider in an amount of $__ (the “Initial Electricity Cost”) to cover the Electricity Costs (as defined below) of the first three months of the bitcoin mining operations; ii) transfer funds in an amount of $_______ (the “Bitcoin Hardware Price”) to the seller of the Bitcoin Hardware (the “Seller”) and iii) direct the Seller to deliver such Bitcoin Hardware to the locations as specified by Provider. User is not required to provide further capital beyond the Bitcoin Hardware Price and Initial Electricity Cost.

(c) Distribution of Mined Bitcoins. The bitcoins produced by the Bitcoin Hardware (the “Products”) will be collected by Provider, and Provider will distribute a portion of the Products to User (the “User Distribution Portion”) after deducting the Operating Fee and Electricity Costs, on a weekly basis, within one business day of the week following each week when the Bitcoin Hardware is in operation. Provider shall distribute the User Distribution Portion in accordance with the terms of this Agreement to User’s Digital Currency Wallet as defined below. The User Distribution Portion will equal fifty percent (50%) of the Products remaining after deducting the Operating Fee and Electricity Costs as described below.

(d) Operating Fee. User shall pay to Provider, as a deduction before the distribution of the User Distribution Portion, the operating fee (the “Operating Fee”), which will equal ten percent (10%) of the gross Products. The Operating Fee shall be paid weekly in arrears simultaneously with the User Distribution Portion. The Operating Fee will be used by Provider for the purposes of, without limitation, providing operating personnel to monitor and maintain the Bitcoin Hardware, purchasing insurance for, and providing maintenance and repair of the Bitcoin Hardware, as well as any other expenses associated with the performance of User’s Services, with the express limitation that the Operating Fee does not include Electricity Costs.

(e) Electricity Costs. In addition to the Operating Fee, User agrees to pay, on a weekly basis, the expenses and costs of the electrical power required to operate the Bitcoin Hardware, together with the hosting fees and ancillary power needed for the facilities where the Bitcoin Hardware resides (collectively, “Electricity Costs”). Electricity Costs will be paid to an unrelated party chosen by Provider, and will be paid in U.S. dollars monetized from the Products. Notwithstanding the foregoing, the Initial Electricity Cost for the first three months following delivery of the Bitcoin Hardware shall be reimbursed to User in the form of Products within the first three months of operation.

(f) User’s Digital Currency Wallet. As part of engaging Provider to perform the Services, User is required to create and maintain a digital currency wallet (“User’s Digital Currency Wallet”). User’s Digital Currency Wallet is the address that User provides to Provider, as instructed by User from time to time, for the payment to User of the User Distribution Portion and transfer of bitcoins pursuant to this Agreement. Provider does not operate User’s Digital Currency Wallet. User is solely responsible for maintaining and controlling User’s Digital Currency Wallet. For the avoidance of doubt, Provider has no liability for any operation or failure of User’s Digital Currency Wallet.

(g) User’s Acknowledgement. Because Services may entail financial risks on both User and Provider, concurrent with the execution of this Agreement, User and each of its member investors shall sign the User Acknowledgement and Acceptance Agreement dated on the Effective Date.

(h) Restrictions and Prohibitions on User. User shall not use the Services or the content or information delivered through the Services to conduct any business or activity or solicit the performance of any activity for any illegal, fraudulent, unauthorized or improper purposes. User shall comply with all applicable constitutions, laws, ordinances, principles of common law, codes, regulations, statutes or treaties and all applicable orders, rulings, instructions, requirements, directives or requests of any courts, regulators or other governmental authorities in connection with User’s use of the Services. User agrees that User shall not attempt to: (a) access any software or part of the Services without consent from Provider; (b) access the Bitcoin Hardware without notice to Provider; or (c) interfere in any manner with the provision of the Services or Provider’s software, or otherwise abuse the Services or Provider’s software. Notwithstanding the foregoing, User is entitled to physical access to view the Bitcoin Hardware with reasonable notice to Provider.

(i) Residual Value of the Bitcoin Hardware. Provider shall have the right to determine, in good faith, the retirement of each piece of the Bitcoin Hardware purchased by the User and dispose thereof in Provider’s sole discretion, after the expiration of the term of this Agreement. After the disposition, each of Provider and User shall be entitled to fifty percent (50%) of the consideration received on the sale of each piece of the Bitcoin Hardware, exclusive any cost and expenses associated with such disposition.

(j) Provider’s Securities. Upon transferring the Bitcoin Hardware Price to the Seller and Initial Electricity Cost to Provider, as an incentive or inducement for User entering into this Agreement, Provider shall issue or cause to be issued to the User Provider’s restricted common stock (ticker: OTC QB: MGTI) of 193,000 shares together with a warrant to purchase 193,000 shares of Provider’s common stock at a price of $2.00 per share (the shares and warrant being collectively referred as “MGT Securities”).

(k) Ownership.

1) Ownership of Technology. This Agreement does not transfer to User any ownership or proprietary rights in the Technology (as defined below) or any work or any part thereof, and all right, title and interest in and to the Technology will remain solely with Provider. User is not purchasing title to any Technology. User is permitted to use Technology to the extent and for the sole purposes of enabling User to benefit from the Services in the manner permitted by this Agreement. User’s rights under this Agreement are not transferable to any other person absent Provider’s prior express written consent. User shall not in any manner duplicate the Technology or use the Technology independently other than as set forth above, and Provider grants no license, whether express or implied, in any copyright, patent or any other intellectual property rights embodied in the Technology. For purposes of this Agreement, “Technology” shall mean the computer programs Provider uses, literary works, audiovisual works, all other original works of expression, methods, apparati and processes that Provider publishes, distributes, uses or otherwise exploits to facilitate User’s use of the Services, and includes without limitation any software, software tools, user interface designs, and any derivatives, improvements, enhancements or extensions thereof developed or provided by Provider and used in the provision of the Services.

2) Ownership of the Bitcoin Hardware. User shall be the sole owner of the Bitcoin Hardware upon making the payment of the Bitcoin Hardware Purchase Price.

(l) Insurance. The Provider shall maintain insurance in such amounts and covering such risks as are customarily maintained by similar businesses. All such policies of insurance shall be in full force and effect throughout the duration of the provision of the Services to User and shall name the User as an additional insured, if practicable.

(m) Competition. User knows and acknowledges that there may be theoretical or practical competition between User and Provider respecting bitcoin mining and bitcoin trading. User hereby waives any and all potential and existing conflict of interest that Provider may have in providing Services pursuant to this Agreement.

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2. Representations and Warranties of User. User hereby represents and warrants as of the date hereof to Provider as follows:

(a) Organization; Authority. User is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Agreement and performance by User have been duly authorized by User. This Agreement together with each affiliated document to implement the transaction (the “Transaction Document”) have been duly executed by User and, when delivered by User in accordance with the terms hereof, will constitute the valid and legally binding obligation of User, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. User understands that MGT Securities it receives in connection with the transactions contemplated under this Agreement are “restricted securities” and it is acquiring MGT Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting User’s right to sell MGT Securities in compliance with applicable federal and state securities laws). Provider shall assist, upon User’s request, in good faith, with the disbursement of the MGT Securities to the members of User per User’s instruction. Notwithstanding the foregoing, this provision does not prohibit the User from disbursing the MGT Securities to any of its members.

(c) User Status. At the time User was offered MGT Securities, it and together with each of its members were, and as of the date hereof are, and on each date on which it exercises any part of the warrant, will be “accredited investors” as defined in Rule 501 under the Securities Act.

(d) Experience of User. User, either alone or together with its representatives or general partner, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in MGT Securities, and has so evaluated the merits and risks of such investment. User is able to bear the economic risks of an investment in MGT Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. User is not purchasing MGT Securities as a result of any advertisement, article, notice or other communication regarding MGT Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than securities acquired pursuant to consummating the transactions contemplated hereunder, User has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with User, such as a managing member of User, executed any purchases or sales, including Short Sales, of the securities of Provider during the period commencing as of the time that User first received a term sheet (written or oral) from Provider or any other Person representing Provider setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. User has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

3. Representations and Warranties of Provider. Provider hereby makes the following representations and warranties to User as of the date hereof:

(a) Organization, Good Standing and Qualification. Provider is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business.

(b) Authorization; Enforceability. Provider has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Provider, its directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement by Provider; and (ii) sale, issuance and delivery of MGT Securities contemplated hereby has been duly authorized. This Agreement has been duly executed and delivered by Provider and constitutes a legal, valid and binding obligation of Provider, enforceable against Provider in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. MGT Securities, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of MGT Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which has not been waived in connection with this transaction.

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(c) SEC Reports; Financial Statements. Provider has filed all reports required to be filed by it under the Securities Act and Exchange Act (the foregoing materials being collectively referred to herein as the “SEC Reports”) for the twelve (12) months preceding the Effective Date of this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder. Provider’s financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(d) Licenses. Provider and its subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for provision of the Services contemplated herein and are in all material respects in compliance therewith.

(e) Investment Company. Provider is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4. Limitation of Liability.

(a) IN NO EVENT SHALL PROVIDER BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF, OR RELATING TO, OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT PROVIDER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND (D) THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

(b) IN NO EVENT SHALL PROVIDER’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE AGGREGATE AMOUNTS PAID TO PROVIDER AND THE SELLER FOR THE SERVICES PROVIDED HEREUNDER.

5. Compliance with Law. User is in compliance with and shall comply with all applicable laws, regulations and ordinances. User represents and warrants to the Provider that User has the power, authority, and legal capacity to enter into and to perform under this Agreement.

6. Indemnification. User shall indemnify, defend and hold harmless Provider and its officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by Indemnified Party relating to any claim of a third party or Provider arising out of or occurring in connection with the provision of the Services from Provider to User or User’s negligence, wilful misconduct or material breach of this Agreement. User shall not enter into any settlement without Provider’s or Indemnified Party’s prior written consent.

7. Term and Termination.

(a) Term of the Agreement. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue for twenty-four (24) months following the date the Bitcoin Hardware begins mining operations, unless earlier terminated in accordance with the terms hereof. User and Provider mutually agree to negotiate a renewal, extension or right of first refusal for a renewal or extension, in good faith, 30 days prior to the expiration of this Agreement.

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(b) Termination. This Agreement may be terminated or rescinded at any time (the “Termination Date”) prior to the expiration of the Term: (1) by mutual written agreement of User and Provider; or (2) upon material breach of this Agreement by the non-breaching Party, after the non-breaching Party gives notice to the breaching Party and the breaching Party fails to cure the breach within five (5) business days upon notice.

(c) Survival. Notwithstanding anything to the contrary herein, Sections 6, 7 and 8 of this Agreement shall survive the termination and expiration of this Agreement.

(d) Liquidation. Upon the expiration of the Term or termination of this Agreement, Provider shall immediately stop bitcoin mining Services, including ceasing the operation of the Bitcoin Hardware, and commence uninstallation and disconnection of the Bitcoin Hardware from the internet network and power. Provider shall compute the True-up Adjustment as of the date of termination or expiration of the Agreement and notify User of such Adjustment promptly within five (5) business days from such termination or expiration. Provider shall transfer or request User to transfer the balance of the True-up Adjustment within one (1) business day upon Provider’s notice of the True-up Adjustment. User may not use Provider’s name, trademarks, brands, patents, other types of intellectual property or Confidential Information after the termination or expiration of the Agreement. Provider shall assist User to dispose the Bitcoin Hardware and share the proceeds of the disposition equally with User. If User’s wrongful activity or violations of this Agreement entitle or potentially entitle Provider to damages or User otherwise has unpaid obligations or potential obligations to Provider at the time of termination, then Provider is permitted to retain any amounts owed to Provider as a setoff against those damages and other obligations. Once all obligations of User have been satisfied, Provider shall return to User any unencumbered profits owned by User.

8. Confidential Information. All non-public, confidential or proprietary information of Provider, including, but not limited to, specifications, samples, patterns, designs, plans, drawings, documents, data, business operations, customer lists, pricing, discounts or rebates, disclosed by Provider to User, whether disclosed orally or disclosed or accessed in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “Confidential,” in connection with this Agreement is confidential, solely for the use of performing this Agreement and may not be disclosed or copied unless authorized by Provider in writing. Upon Provider’s request, User shall promptly return all documents and other materials received from Provider. Provider shall be entitled to injunctive relief for any violation of this Section. This Section shall not apply to information that is: (a) in the public domain; (b) known to the User at the time of disclosure; or (c) rightfully obtained by the User on a non-confidential basis from a third party.

9. Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement must be in writing and to the other Party at its email address or address set forth on the signature page hereto (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all notices may be delivered by personal delivery, nationally recognized overnight courier, certified or registered mail or email. Except as otherwise provided in this Agreement, a notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

11. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12. Amendments. No amendment to or modification of or rescission, termination or discharge of this Agreement is effective unless it is in writing and signed by each Party.

13. Waiver. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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14. Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise.

15. Assignment. User shall not assign, transfer, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of Provider. Provider may at any time assign, transfer, delegate or subcontract any or all of its rights or obligations under this Agreement subject to User’s prior written consent. Any purported assignment, transfer, delegation or subcontract in violation of this Section shall be null and void. No assignment, transfer, delegation or subcontract shall relieve User of any of its obligations hereunder.

16. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

17. No Third-Party Beneficiaries. This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Choice of Law; Venue. This Agreement, including all exhibits, schedules, attachments and appendices attached to this Agreement and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either Party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing Party in such action, suit or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such action or proceeding unless the Parties have specific arrangement in that regard in a settlement thereof.

19. Arbitration of Future Disputes.

(a) Scope, governing rules. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and Mediation Procedures (“Commercial Rules”).

(b) Authority of tribunal, judicial review. The award rendered by the arbitrator shall be final, non-reviewable, non-appealable and binding on the Parties and may be entered and enforced in any court having jurisdiction. Judgment on the award shall be final and non-appealable.

(c) Selection of tribunal. There shall be one arbitrator agreed to by the Parties within twenty (20) days of receipt by respondent of the request for arbitration or in default thereof appointed by the AAA in accordance with its Commercial Rules.

(d) Seat of arbitration, languages. The seat or place of arbitration shall be New York, New York. The arbitration shall be conducted and the award shall be rendered in the English language.

(e) Remedies. The arbitrator will have no authority to award punitive damages, consequential damages, or compensatory damages, collectively, exceeding the aggregate amount of payments made by the User under this Agreement.

20. Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement, including exhibits, schedules, attachments and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments or appendices attached to this Agreement, or the transactions contemplated hereby.

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21. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

22. Force Majeure. Any delay or failure of Provider to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party’s control, without such Party’s fault or negligence and that by its nature could not have been foreseen by such Party or, if it could have been foreseen, was unavoidable (which events may include natural disasters, embargoes, explosions, riots, wars, acts of terrorism, strikes, labor stoppages or slowdowns or other industrial disturbances, and shortage of adequate power or transportation facilities).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

__________ LLC	MGT Capital Investments, Inc.

By: ________________________	By: ________________________
Name:	Name: Robert Ladd
Title:	Title: President and CEO
Email for Notices:	Email for Notices: rladd@mgtci.com
Address:	Address: 512 S. Mangum Street, Suite 408,
Durham, NC 27701
By: ________________________
Name:
Title:
Email for Notices:
Address:

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